                                                                      Exhibit 12

                                   Law Offices
                             Drinker Biddle & Reath
                       Philadelphia National Bank Building
                              1345 Chestnut Street
                           Philadelphia, PA 19107-3496
                            Telephone: (215) 988-2700
                                  Telex: 834684
                               Fax: (215) 988-2757

                                  March 7, 1997

Seafirst Retirement Funds
701 Fifth Avenue
Seattle, WA 98104

                  Re:      Agreement and Plan of Reorganization
                           By and Between Pacific Horizon Funds, Inc.
                           and Seafirst Retirement Funds
                           ------------------------------------------

Dear Sirs and Mesdames:

                  We have been asked to give our opinion on the Federal income tax consequences to shareholders of the transactions contemplated in the above Agreement and Plan of Reorganization. In our opinion, the material Federal income tax consequences to shareholders of such transactions are accurately set forth in the description of our closing opinion in the subsection entitled "INFORMATION RELATING TO THE PROPOSED REORGANIZATION -- Federal Income Tax Consequences" in the Combined Prospectus/Proxy Statement contained in the Registration Statement being filed this day with the Securities and Exchange Commission.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This does not constitute a consent under section 7 of the Securities Act of 1933, and in so consenting we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under section 7 or under the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                         Very truly yours,

                                         /s/ DRINKER BIDDLE & REATH